Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 23, 2009 in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-164011) and the related Prospectus of Tengion, Inc. for the registration of 000,000 shares of its common stock.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

January 29, 2010